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                                                                   Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. and subsidiaries ("Merrill Lynch") on Form S-3 of our reports dated February 25, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Merrill Lynch for the year ended December 28, 2001 and to the references to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
August 9, 2002



                                                                   Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the inclusion in this Registration Statement of Merrill Lynch & Co., Inc. and subsidiaries ("Merrill Lynch") on Form S-3 of our reports dated March 28, 2002, relating to the audits of the Balance Sheets of Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI, appearing in the prospectus relating to Trust Originated Preferred Securities, which is included in this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
August 9, 2002